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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 28, 2005

                             GREY GLOBAL GROUP INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                      0-7898                   13-0802840
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(State or other jurisdiction of      (Commission               (IRS Employer
       incorporation)                File Number)            Identification No.)

                   777 Third Avenue, New York, New York 10017
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                    (Address of principal executive offices)

                                 (212) 546-2000
              (Registrant's telephone number, including area code)

                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))
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ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

      On February 28, 2005, Grey Global Group Inc. ("Grey"), WPP Group plc ("WPP'), Abbey Merger Corporation, a wholly-owned subsidiary of WPP ("Merger Sub") and the trustee under the Indenture, dated as of October 28, 2003 (the "Indenture"), between Grey and the American Stock Transfer & Trust Company, as trustee, entered into a first supplemental indenture (the "First Supplemental Indenture") and a second supplemental indenture (the "Second Supplemental Indenture") to the Indenture. Pursuant to the First Supplemental Indenture, Merger Sub will expressly assume all of Grey's obligations under the Indenture from and after the completion of Grey's pending merger transaction with WPP (the "Merger"). The First Supplemental Indenture further provides, among other things, that, from and after the completion of the Merger, WPP will be a co-obligor, jointly and severally with Merger Sub, with respect to the payment of principal and interest on the 5% Contingent Convertible Debentures due 2033 (the "Debentures") issued pursuant to the Indenture and substantially all of Merger Sub's other obligations under the Indenture. The Second Supplemental Indenture provides, among other things, for the conversion rights of holders of the Debentures following the completion of the Merger. In particular, the Second Supplemental Indenture provides that each $1,000 principal amount of Debentures will be convertible at any time after the completion of the Merger into a combination of WPP ADSs and cash reflecting the mix of share consideration and cash consideration that will be received by Grey stockholders in the Merger for Grey shares in respect of which a share election is made, after giving effect to proration.

      In addition, on February 28, 2005, Grey, WPP and Merger Sub entered into the Second Amendment (the "Amendment") to the Agreement and Plan of Merger dated as of September 11, 2004 among Grey, WPP and Merger Sub, as amended (the "Merger Agreement") in order to reflect the treatment of the Debentures provided for by the Second Supplemental Indenture. Prior to the execution of the Amendment, the Merger Agreement provided that the Debentures would be convertible into the mix of share consideration and cash consideration that will be received by Grey stockholders in the Merger for Grey shares in respect of which no election, rather than a share election, is made, after giving effect to proration. The Amendment will have no effect on the proration and allocation procedures applicable to Grey stockholders in the Merger.

      The summary of the First Supplemental Indenture, the Second Supplemental Indenture, and the Amendment contained in this Item 1.01 is qualified in its entirety by reference to the First Supplemental Indenture, the Second Supplemental Indenture, and the Amendment, copies of which are filed herewith as exhibits and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

      2.1 Second Amendment, dated as of February 28, 2005, to the Agreement and Plan of Merger dated as of September 11, 2004, as amended, among WPP Group plc, Abbey Merger Corporation and Grey Global Group Inc.

      4.1 First Supplemental Indenture, dated as of February 28, 2005, to the Indenture, dated as of October 28, 2003, between Grey Global Group Inc. and the American Stock Transfer & Trust Company, as trustee.

      4.2 Second Supplemental Indenture, dated as of February 28, 2005, to the Indenture, dated as of October 28, 2003, between Grey Global Group Inc. and the American Stock Transfer & Trust Company, as trustee.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GREY GLOBAL GROUP INC.

Date:  March 1, 2005                    By: /s/  Steven G. Felsher
                                            ----------------------
                                        Name:  Steven G. Felsher
                                        Title: Vice Chairman
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                                  EXHIBIT INDEX

Exhibit No.                Description
      2.1         Second Amendment, dated as of February 28, 2005, to the
                  Agreement and Plan of Merger dated as of September 11, 2004, as amended, among WPP Group plc, Abbey Merger Corporation and
                  Grey Global Group Inc.

      4.1 First Supplemental Indenture, dated as of February 28, 2005, to the Indenture, dated as of October 28, 2003, between Grey
                  Global Group Inc. and the American Stock Transfer & Trust
                  Company, as trustee.

      4.2 Second Supplemental Indenture, dated as of February 28, 2005, to the Indenture, dated as of October 28, 2003, between Grey
                  Global Group Inc. and the American Stock Transfer & Trust
                  Company, as trustee.